UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant	☒

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

The Brink's Company

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(Name of Registrant as Specified In Its Charter)

MMI Investments, L.P.

______________________________________________________________________________________________________________________________________

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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MMI Investments, L.P., a Delaware limited partnership (“MMI Investments”), together with the other participants named herein, is filing materials contained in this Schedule 14A with the Securities and Exchange Commission (“SEC”) in connection with the intended solicitation of proxies in support of the director candidates it intends to nominate for election at the 2008 Annual Meeting of Stockholders proxies contemplated by the Proxy Statement, as defined in the proxy rules promulgated by the SEC, are MCM Capital Management, LLC, John S. Dyson, Clay B. Lifflander, Alan L. Rivera, Jerome J. Lande, Craig Rosenblum, John W. Powers, Peter A. Michel, Robert J. Strang and Carroll R. Wetzel, Jr. Information regarding MMI Investments and other potential participants in the intended solicitation of proxies is filed herewith as Exhibit 1. A copy of the press release announcing the nominations is filed herewith as Exhibit 2.

MMI INVESTMENTS ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS WHEN AND IF THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. IN ADDITION, THE PARTICIPANTS IN THE PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WHEN AND IF AVAILABLE WITHOUT CHARGE UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR, MACKENZIE PARTNERS, INC. BY CALLING (800) 322-2885. ANY SUCH PROXY MATERIALS WILL ALSO BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION IS CONTAINED IN EXHIBIT 1 HEREWITH.

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EXHIBIT 1

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

MMI Investments, L.P., a Delaware limited partnership (“MMI Investments”), together with the other participants named herein, intends to make a preliminary filing with the SEC of a proxy statement and an accompanying proxy card to be used to solicit votes in connection with the solicitation of proxies in support of its director nominees, Messrs. John S. Dyson, Peter A. Michel, Robert J. Strang and Carroll R. Wetzel, Jr. (the “Nominees”), at the 2008 Annual Meeting of Stockholders (the “Meeting”) of The Brink’s Company (the “Company”). The “participants” in the solicitation of proxies contemplated by the Proxy Statement, as defined in the proxy rules promulgated by the SEC, are MMI Investments, MCM Capital Management, LLC, a Delaware limited liability company (“MCM”), John S. Dyson, Clay B. Lifflander, Alan L. Rivera, Jerome J. Lande, Craig Rosenblum, John W. Powers, Peter A. Michel, Robert J. Strang and Carroll R. Wetzel, Jr.

MMI Investments is the beneficial owner of 4,065,200 shares of common stock, $1.00 par value per share (the “Common Stock”), of the Company, which shares represent approximately 8.4% of the outstanding Common Stock. Except for the shares owned by MMI Investments, which certain of the additional participants may be deemed to beneficially own under SEC rules, and 4,497 shares beneficially owned by Mr. Michel (which shares represent approximately 0.01% of the outstanding Common Stock), none of the additional participants owns any Common Stock of the Company. All percentages set forth in this paragraph relating to beneficial ownership of Common Stock are based upon 48,491,344 shares outstanding, which was the total number of shares of Common Stock outstanding as of October 31, 2007 as reported in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2007.

MMI Investments is a Delaware limited partnership formed for the purpose of investing in publicly traded securities that it believes are substantially undervalued. MCM is MMI Investments’ general partner and its principal business is managing investments in publicly traded securities. All of the participants who are individuals are limited partners of MMI Investments, other than Messrs. Michel and Strang who are deemed to be participants due to their status as nominees for election at the Meeting of the Company. The positions and principal occupations of the Nominees are furnished in Exhibit 2 to this filing and are incorporated herein by reference; as to the other participants that are individuals, Mr. Lifflander is a Voting Member and President of MCM and a Voting Member and President of Millcap Advisors, LLC (“Millcap”), a Delaware limited liability company, Mr. Rivera is a Member, Executive Vice President and Secretary of MCM and a Voting Member, Executive Vice President, Chief Financial Officer and General Counsel of Millcap, Mr. Lande is a Member and Executive Vice President of MCM and Executive Vice President of Millcap, Mr. Rosenblum is a Member and Vice President of MCM, and Mr. Powers is an Associate of MCM. The principal business address of MMI Investments and its officers and employees is 1370 Avenue of the Americas, New York, New York 10019. Additional information regarding MMI Investments and its affiliates with respect to the Company’s Common Stock is set forth in its Schedule 13D and amendments thereto filed with the SEC.

The Nominees, Messrs. Dyson, Michel, Strang and Wetzel, are all United States citizens. The Nominees will not receive any compensation from MMI Investments or its affiliates for their services as directors of the Company if elected. If elected, the Nominees would be entitled to compensation from the Company consistent with that paid to other non-employee directors of the Company. In connection with their agreement to serve as a nominee of MMI Investments to the Board of Directors of the Company, each of Messrs. Michel, Strang and Wetzel executed separate but substantively identical agreements with MMI Investments pursuant to which MMI Investments agreed to: indemnify such Nominee with respect to certain costs and liabilities that may be incurred by them in connection with their nomination as candidates for election to the Board of Directors of the Company at the Meeting and the solicitation of proxies in support of their election, and to provide each such Nominee with cash compensation of $25,000 and with cash-settled stock appreciation rights which provide the opportunity, in certain circumstances, for such Nominee to receive a cash payment from MMI Investments based on appreciation in the market price of the Compan’s Common Stock between the date of the agreement and the date the appreciation right is exercised. Such appreciation rights have a term of up to three years, subject to earlier termination in certain circumstances, and generally become exercisable with respect to 7,500 shares of Common Stock three months following the Meeting and with respect to an additional 2,500 shares of Common Stock in the event any Nominee is elected to the Board of Directors at or before such Meeting. Additional information concerning MMI Investments and the other participants in the solicitation will be included in the Proxy Statement.

MacKenzie Partners, Inc. (“MacKenzie Partners”) is serving as an advisor and is providing consulting and analytic services and solicitation services in connection with the solicitation of proxies. MacKenzie Partners does not believe that any of its directors, officers, employees, affiliates or controlling persons, if any, is a “participant” in this proxy solicitation. In addition, regular employees of MMI Investments may assist in the solicitation of proxies and will receive no additional consideration therefor.

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MMI INVESTMENTS ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS WHEN AND IF THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. IN ADDITION, THE PARTICIPANTS IN THE PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WHEN AND IF AVAILABLE WITHOUT CHARGE UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR, MACKENZIE PARTNERS, INC. BY CALLING (800) 322-2885. ANY SUCH PROXY MATERIALS WILL ALSO BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV.

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EXHIBIT 2

NEWS RELEASE

Investor Contact:	Media Contact:
Mark Harnett	Jeff Siegel
MacKenzie Partners, Inc.	Monarch Communications
(212) 929-5877	(516) 569-4271

MMI ANNOUNCES DIRECTOR NOMINEES

TO THE BRINK’S COMPANY BOARD

NEW YORK, NY, November 30, 2007 - - MMI Investments, L.P., the second largest stockholder of The Brink’s Company (NYSE: BCO) with 8.4% of the shares outstanding, today announced its four director nominees for election at the 2008 Annual Meeting of Brink’s.

Clay Lifflander, Portfolio Manager of MMI, stated, “We believe the director slate we’ve nominated is well qualified, with a breadth and depth of business experience to maximize value for all Brink’s stockholders. We are not seeking control of the board. We simply believe that the board as currently composed has demonstrated that it lacks the security industry perspective, strategic alternatives acumen and stockholder representation necessary to protect and maximize the value of Brink’s stockholders’ investment.”

“Our nominees fill major gaps in the experience and skillset of the current directors, particularly as the board has limited direct Wall Street experience and no expertise in the security industry, other than Chairman, CEO & President Michael Dan. We believe these voids in the board are partly responsible for Brink’s inability to address its persistent undervaluation or to optimize its business through internal development, M&A, a split-up of the company or other transactional activity. We have compiled a slate that addresses these shortcomings and that is, we believe, objectively preferable to the incumbent slate, purely on its merits and apart from the incumbent board’s long-term underperformance.”

“MMI recognizes that election of our slate means the removal of Michael Dan from the board. If we are successful, MMI would support expansion of the board by one seat and Michael Dan’s reappointment.”

MMI’s director nominees for the 2008 annual meeting of stockholders are:

John S. Dyson

Mr. Dyson is Chairman of MCM Capital Management, LLC (the general partner of MMI Investments, L.P.) and Chairman of Millbrook Capital Management Inc., an investment firm that manages private equity and indirect investments for the Dyson Family and MCM’s executives. Mr. Dyson was previously Chairman of the Board of Key Components LLC, a diversified manufacturing corporation, from 1997 through 2004 (SEC registrant from 1999 through 2004), and a Director of Wallace-Murray a Fortune 500 company. Mr. Dyson is a former Vice Chairman of Dyson-Kissner-Moran (one of the oldest private equity firms in the country), former New York State Commerce Commissioner and former New York City Deputy Mayor for Finance & Economic Development under Mayor Rudolph Giuliani.

Peter A. Michel

Mr. Michel is a recognized leader in the security services industry, and was formerly CEO of Brink’s residential security monitoring subsidiary, Brink's Home Security (BHS). During his tenure at BHS, Mr. Michel transformed the company from a $26 million security firm to a $258 million leader in high-tech home protection services. Under Mr. Michel, BHS grew from a company of 66,000 customers in 22 U.S. markets to over 700,000 customers in 100+ markets covering 42 U.S. states and two Canadian provinces, and achieved record operating profit every year of his tenure. Mr. Michel currently serves as President, CEO and Director of iSECUREtrac Corp. (OTC: ISEC), a producer of electronic monitoring products for, and service provider to, the corrections market using Global Positioning Satellite (GPS) technology. Previously, Mr. Michel was Chairman of the Homeland Security Advisory Council, a think tank sponsored by the Security Industry Association.

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Robert J. Strang

Mr. Strang currently serves as the CEO of Investigative Management Group serving major financial institutions, Fortune 500 companies, large law firms and high net-worth individuals and families. Mr. Strang began his law enforcement career in 1979 with the Federal Bureau of Investigation in Washington, D.C., graduating in 1980 from the Department of Justice’s Special Agent Basic Training class. From 1980 to 1989, Mr. Strang was a Special Agent with the Drug Enforcement Administration. In 1989, Mr. Strang teamed up with fellow DEA agent Ann Hayes to form Strang Hayes, a premier security firm specializing in corporate investigations and due diligence that was later sold to SPX Corporation (NYSE: SPW). Mr. Strang is currently Chairman of the New York City Civil Service Screening Committee and is on the Board of Directors for D.A.R.E. America and its Executive Committee. Mr. Strang also serves on the Board of Directors of New York City’s Economic Development Corporation and is a member of its Governance, Loan and Legal Affairs Committees. Mr. Strang is currently co-chair of the New York State Legislature’s Anti-Terrorism Task Force. In 1993, Mr. Strang was appointed a member of New York City Mayor Rudolph Giuliani’s transition team, serving as Chairman of the Drug Enforcement, Treatment & Prevention Taskforce. He also has served as a consultant to the New York State Senate Investigative Committee.

Carroll R. Wetzel, Jr.

Mr. Wetzel currently serves as a member of the board of directors of Exide Technologies (NASDAQ: XIDE), a manufacturer of batteries used in transportation, motive power, network power, and military applications. Mr. Wetzel was previously a Director of Laidlaw International, Inc. (NYSE: LI), a North American transportation services company, and Chairman of the Board of Safety Components International, Inc., a supplier of automotive airbag fabric and cushions and technical fabrics. Mr. Wetzel was selected to serve as Chairman of Safety Components International by that company’s major stockholders. From 1988 to 1996, Mr. Wetzel was a Managing Director with the Merger & Acquisition Group of Chemical Bank/Chase Manhattan, having been recruited to build that practice. Mr. Wetzel was responsible for all aspects of that effort, including designing the business’s strategy, hiring seasoned bankers from established Wall Street firms and training junior associates, soliciting clients, and negotiating and closing transactions. From 1981 to 1988, he was a Managing Director in Smith Barney's Mergers and Acquisitions Group. Mr. Wetzel is a member of the Board of Directors and head of the Finance Committee of the Henry L. Stimson Center, a Washington based non-profit, non-partisan think tank, concentrating on international security issues.

MMI, which first purchased Brink’s shares in 2003, has throughout its tenure as a Brink’s stockholder publicly released its views of Brink’s potential strategic alternatives, beginning in 2005 with its demand for a sale of Brink’s BAX Global subsidiary, which subsequently was sold for approximately $1.1 billion.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

MMI Investments, L.P., a Delaware limited partnership ("MMI Investments"), together with the other participants named herein, intends to make a preliminary filing with the SEC of a proxy statement and an accompanying proxy card to be used to solicit votes in connection with the solicitation of proxies in support of its director nominees, Messrs. John S. Dyson, Peter A. Michel, Robert J. Strang and Carroll R. Wetzel, Jr., at the 2008 Annual Meeting of Stockholders of The Brink’s Company (the "Company"). The “participants” in the solicitation of proxies contemplated by the Proxy Statement, as defined in the proxy rules promulgated by the SEC, are MMI Investments, MCM Capital Management, LLC, a Delaware limited liability company (“MCM”); John S. Dyson; Clay B. Lifflander; Alan L. Rivera; Jerome J. Lande; Craig Rosenblum, John W. Powers, Peter A. Michel, Robert J. Strang and Carroll R. Wetzel, Jr.

MMI Investments is the beneficial owner of 4,065,200 shares of common stock, $1 par value per share (the “Common Stock”), of the Company, which shares represent approximately 8.4% of the outstanding Common Stock. Except for the shares owned by MMI Investments, which certain of the additional participants may be deemed to beneficially own under SEC rules, and 4,497 shares beneficially owned by Mr. Michel (which shares represent approximately 0.01% of the outstanding Common Stock), none of the additional participants owns any Common Stock of the Company.

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MMI INVESTMENTS ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY MMI INVESTMENTS AND THE OTHER PARTICIPANTS NAMED THEREIN WHEN AND IF THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. IN ADDITION, THE PARTICIPANTS IN THE PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WHEN AND IF AVAILABLE WITHOUT CHARGE UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS' PROXY SOLICITOR, MACKENZIE PARTNERS, INC. BY CALLING (800) 322-2885. ANY SUCH PROXY MATERIALS WILL ALSO BE AVAILABLE AT NO CHARGE ON THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION IS CONTAINED IN THE SCHEDULE 14A FILED ON THE DATE HEREOF AND IS AVAILABLE FREE OF CHARGE AT THE SEC’s WEBSITE AT HTTP://WWW.SEC.GOV.

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